CareView Communications, Inc. 10-K/A

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CareView Communications, Inc.

Lewisville, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260139) of CareView Communications, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Dallas, Texas

May 26, 2023